UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2014

U.S. WELL SERVICES, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-184491	90-0794304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 South Post Oak Lane, Suite 405, Houston, Texas 77056
(Address of principal executive offices and Zip Code)

(832) 562-3730
(Registrant’s telephone number, including area code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Second Amendment to the Amended and Restated Limited Liability Company Agreement

On February 18, 2014 (the “Effective Date”), U.S. Well Services, LLC (the “Company”) adopted a Second Amendment (the “Second Amendment to Company Agreement”) to the Amended and Restated Limited Liability Company Agreement of the Company (as amended from time to time, including the Second Amendment, the “Company Agreement”), which was approved by ORB Investments, LLC (the “Sponsor”).  Pursuant to the Second Amendment to Company Agreement, a new series of membership interest, the Senior Mandatorily Redeemable Financial Interests (the “SMRF Interests”) was issued. On the Effective Date, and in connection with the adoption of the Second Amendment to Company Agreement, the Company sold 760,000 SMRF Interests (the “SMRF Interests Issuance”), the proceeds of which were used to redeem all of its 600,000 Series A Units as described in Item 8.01 below.

Set forth below are certain of the material terms of the SMRF Interests, as set forth in the Second Amendment to Company Agreement:

Ranking. The SMRF Interests rank on parity with the general creditors of the Company, with respect to redemption rights and rights upon liquidation.

Redemption. The Company, at is sole option, may redeem at any time the then outstanding SMRF Interests, in whole or in part.  The Company is required to redeem all of the outstanding SMRF Interests on the date that is the earlier of (i) May 31, 2017 or (ii) the occurrence of a Liquidation Event (as that term is defined in the Company Agreement) or Exit Event (as that term is defined in the Company Agreement).  In the case of a Liquidation Event or an Exit Event, the redemption is only required if such event is also either a “Change of Control” or “Asset Sale” as such terms are defined in the indenture governing the Company’s 14.50% Senior Secured Notes due 2017 (the “Indenture”).

The total redemption price with respect to all SMRF Interests at the time of the redemption payment, is an amount equal to $38 million (the “Issue Value”), plus 13% interest, compounded semi-annually on the Issue Value from February 18, 2014.

The redemption of the SMRF Interests is subject to the terms and restrictions under the Indenture and the Credit Agreement (as defined below).

The foregoing description of the Second Amendment to Company Agreement is qualified in its entirety by reference to the Second Amendment to Company Agreement, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

The information provided under Item 2.03 in this Current Report on Form 8-K regarding the Second Amendment to Credit Agreement is incorporated by reference into this Item 1.01.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Second Amendment to Credit and Security Agreement

On the Effective Date, the Company entered into a Second Amendment (the “Second Amendment to Credit Agreement”) to Credit and Security Agreement (as amended from time to time, including the Second Amendment to Credit Agreement, the “Credit Agreement”) with Wells Fargo Bank, National Association (the “Lender”), pursuant to which the Lender agreed to (i) consent to (A) the adoption of the Second Amendment to Company Agreement to implement the SMRF Interests Issuance and (B) the consummation of the Series A Redemption (as defined below), and (ii) make certain amendments to the Credit Agreement in connection with such transactions.

Pursuant to the Second Amendment to Credit Agreement, the definition of “Permitted Indebtedness” in the Credit Agreement is amended to add the SMRF Interests and to remove the Series A Units as permitted indebtedness.  The Company's obligations outstanding under the Credit Agreement shall be payable in full on the earliest of (i) May 9, 2017, (ii) ninety days prior to the maturity date of the Company's 14.50% Senior Secured Notes due 2017, or (iii) ninety days prior to the maturity date of the SMRF Interests, or (iv) the date the Company terminates the Revolving Credit Facility (as such term is defined in the Credit Agreement), or (v) the date the Revolving Credit Facility terminates pursuant to the Credit Agreement following an Event of Default (as such term is defined in the Credit Agreement”).

The foregoing description of the Second Amendment to Credit Agreement is qualified in its entirety by reference to the Second Amendment to Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01Other Events.

Redemption of Series A Units

On the Effective Date, the Company purchased from the Sponsor, and the Sponsor sold to the Company, all of its 600,000 Series A Units in exchange for an amount equal to $30,000,000 less all related fees and expenses incurred by the Company (the “Series A Redemption”).  Following the Series A Redemption, there are no Series A Units of the Company issued and outstanding.

Item 9.01  Financial Statements and Exhibits.

3.1Second Amendment to Amended and Restated Limited Liability Company Agreement of U.S. Well Services, LLC dated February 18, 2014

10.1Second Amendment to Credit and Security Agreement dated February 18, 2014, by and between U.S. Well Services, LLC, and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

9
U.S. WELL SERVICES, LLC

Date:	February 20, 2014	By:	/s/ Brian Stewart
Brian Stewart
President and Chief Executive Officer

Exhibit Index

3.1Second Amendment to Amended and Restated Limited Liability Company Agreement of U.S. Well Services, LLC dated February 18, 2014

10.1Second Amendment to Credit and Security Agreement dated February 18, 2014, by and between U.S. Well Services, LLC, and Wells Fargo Bank, National Association.